Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-64154) of Wyeth of our report dated June 16, 2006 relating to the financial statements and supplemental schedule of Wyeth Union Savings Plan, which appears in this Form 11-K.

/s/ PricewaterhouseCoopers LLP

Florham Park, New Jersey

June 21, 2006